Exhibit 99.1

For Immediate Release

SL Industries Announces 2012 Full Year and Fourth Quarter Results

MT. LAUREL, NEW JERSEY, March 28, 2013 . . . SL INDUSTRIES, INC. (NYSE MKT: SLI); (“SLI” or the “Company”) operating results for the fourth quarter and year ended December 31, 2012 are summarized in the following paragraphs. Please read the Company's Form 10-K, which can be found at www.slindustries.com, for a full discussion of the operating results.

Fourth Quarter Results

Net sales for the quarter ended December 31, 2012, were $51.5 million, compared with net sales for the quarter ended December 31, 2011 of $51.4 million.

Income from continuing operations for the quarter ended December 31, 2012 was $3.6 million, or $0.87 per diluted share, compared to income from continuing operations of $3.1 million, or $0.67 per diluted share, for the quarter ended December 31, 2011. Included in income from continuing operations during the fourth quarter of 2011 was $0.3 million of restructuring costs.

Net income for the quarter ended December 31, 2012 was $3.0 million, or $0.71 per diluted share, compared to a net loss of $1.7 million, or $0.37 per diluted share, for the quarter ended December 31, 2011. Net income for the quarter ended December 31, 2012 included a net loss from discontinued operations of $0.7 million, or $0.16 per diluted share, compared to a net loss from discontinued operations of $4.8 million, or $1.04 per diluted share, for the fourth quarter 2011. The loss from discontinued operations in 2012 relates to environmental remediation costs, consulting fees, legal charges and possible claims associated with the past operations of the Company’s five environmental sites. In 2011, the majority of the loss in discontinued operations was related to a $5.2 million, after-tax charge, recorded in the fourth quarter, for environmental obligations related to the Company’s Pennsauken site.  The net loss from discontinued operations in 2011 was partially offset by a change in the estimated effective state tax rates. The change increased the benefit on losses incurred in discontinued operations.

The Company generated Adjusted EBITDA from continuing operations of $5.3 million for the fourth quarter of 2012, as compared to $5.4 million for the same period in 2011, a decrease of $0.1 million, or 3%.  See “Note Regarding Use of Non-GAAP Financial Measurements” below for the definition of Adjusted EBITDA.

Full Year Results

Net sales for the year ended December 31, 2012, were $200.6 million, compared with net sales for the year ended December 31, 2011 of $212.3 million.

Income from continuing operations for the year ended December 31, 2012 was $9.4 million, or $2.16 per diluted share, compared to income from continuing operations of $12.8 million, or $2.80 per diluted share, for the year ended December 31, 2011.

Net income for the year ended December 31, 2012 was $7.8 million, or $1.80 per diluted share, compared to net income of $8.2 million, or $1.79 per diluted share, for the year ended December 31, 2011.  Net income for the year ended December 31, 2012 included a net loss from discontinued operations of $1.6 million, or $0.36 per diluted share, compared to a net loss from discontinued operations of $4.6 million, or $1.01 per diluted share, for the year ended December 31, 2011. The loss from discontinued operations in 2012 relates to environmental remediation costs, consulting fees, legal charges and possible claims associated with the past operations of the Company’s five environmental sites. The majority of the loss in discontinued operations for the year ended December 31, 2011 related to an after-tax charge for environmental obligations related to the Company’s Pennsauken site. The loss in discontinued operations was partially offset by a $0.8 million non-cash gain from a favorable tax settlement associated with the Company’s former German subsidiary, which was sold in January 2003.

The Company generated Adjusted EBITDA from continuing operations of $18.6 million for the year ended December 31, 2012, as compared to $22.2 million for the same period in 2011, a decrease of $3.6 million, or 16%.  See “Note Regarding Use of Non-GAAP Financial Measurements” below for the definition of Adjusted EBITDA.

Guidance 2013

The Company anticipates, based on current information, full-year 2013 net sales, EBITDA and Adjusted EBITDA from continuing operations in the ranges of $186 million to $227 million, $16 million to $19 million and $18 million to $21 million, respectively. The Company's outlook for the first quarter of 2013 is for net sales between $45 million and $49 million, EBITDA and Adjusted EBITDA from continuing operations between $2.8 million and $3.1 million and $3.6 million to $3.9 million, respectively.

Financial Summary

SUMMARY CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2012	2011
	(In thousands)

ASSETS
Current assets:
Cash and cash equivalents	$3,196	$5,632
Receivables, net	30,306	31,141
Inventories, net	22,102	22,599
Other current assets	5,513	6,740
Total current assets	61,117	66,112
Property, plant and equipment, net	9,593	9,416
Intangible assets, net	25,405	25,967
Other assets and deferred charges, net	11,022	9,731
Total assets	$107,137	$111,226

LIABILITIES & SHAREHOLDERS' EQUITY
Current liabilities	$34,808	$31,708
Long-term liabilities	21,897	22,661
Shareholders' equity	50,432	56,857
Total liabilities and shareholders' equity	$107,137	$111,226

CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2012	2011	2012	2011
	(In thousands, except per share amounts)

Net sales	$51,452	$51,379	$200,577	$212,331
Cost and expenses:
Cost of products sold	35,443	34,700	136,542	143,420
Engineering and product development	2,589	2,887	11,746	12,820
Selling, general and administrative	8,091	8,518	35,820	34,426
Depreciation and amortization	673	670	2,711	2,870
Restructuring charges	5	261	857	261
Total cost and expenses	46,801	47,036	187,676	193,797
Income from operations	4,651	4,343	12,901	18,534

Other income (expense):
Amortization of deferred financing costs	(20)	(33)	(138)	(218)
Interest income	1	2	5	3
Interest expense	(9)	(8)	(48)	(179)
Fire related gain	0	0	0	277
Other gain (loss), net	160	0	302	0
Income from continuing operations before income taxes	4,783	4,304	13,022	18,417
Income tax provision	1,145	1,224	3,665	5,582
Income from continuing operations	3,638	3,080	9,357	12,835
(Loss) from discontinued operations, net of tax	(678)	(4,779)	(1,580)	(4,637)
Net income (loss)	$2,960	$(1,699)	$7,777	$8,198

Basic net income (loss) per common share
Income from continuing operations	$0.88	$0.67	$2.17	$2.83
(Loss) from discontinued operations, net of tax	(0.16)	(1.04)	(0.37)	(1.02)
Net income (loss)	$0.72	$(0.37)	$1.80	$1.81

Diluted net income (loss) per common share
Income from continuing operations	$0.87	$0.67	$2.16	$2.80
(Loss) from discontinued operations, net of tax	(0.16)	(1.04)	(0.36)	(1.01)
Net income (loss)	$0.71	$(0.37)	$1.80	$1.79

Shares used in computing basic net income (loss)
per common share	4,130	4,568	4,313	4,535
Shares used in computing diluted net income (loss)
per common share	4,152	4,586	4,330	4,573

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2012	2011	2012	2011
	(In thousands)

Net income (loss)	$2,960	$(1,699)	$7,777	$8,198
Other comprehensive income, net of tax:
Foreign currency translation	(37)	(210)	(103)	(262)
Comprehensive income (loss)	$2,923	$(1,909)	$7,674	$7,936

Segement Results

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2012	2011	2012	2011
	(In thousands)
Net sales
SLPE	$19,508	$22,446	$77,869	$91,066
High Power Group	18,192	14,084	65,283	63,027
SL-MTI	8,057	8,497	36,223	35,413
RFL	5,695	6,352	21,202	22,825
Net sales	51,452	51,379	200,577	212,331

Income from operations
SLPE	1,075	1,501	2,487	7,825
High Power Group	2,373	1,356	6,822	6,940
SL-MTI	1,273	1,607	6,292	6,219
RFL	974	1,217	2,763	3,189
Unallocated Corporate Expenses	(1,044)	(1,338)	(5,463)	(5,639)
Income from operations	4,651	4,343	12,901	18,534

Other income (expense):
Amortization of deferred financing costs	(20)	(33)	(138)	(218)
Interest income	1	2	5	3
Interest expense	(9)	(8)	(48)	(179)
Fire related gain	0	0	0	277
Other gain (loss), net	160	0	302	0
Income from continuing operations before income taxes	4,783	4,304	13,022	18,417

Supplemental Non-GAAP Disclosures
EBITDA and Adjusted EBITDA

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2012	2011	2012	2011
	(In thousands)

Income from continuing operations, net of tax	$3,638	$3,080	$9,357	$12,835

Add (deduct):
Interest income	(1)	(2)	(5)	(3)
Interest expense	9	8	48	179
Income tax provision	1,145	1,224	3,665	5,582
Depreciation and amortization	673	670	2,711	2,870
Amortization of deferred financing costs	20	33	138	218
EBITDA from continuing operations	5,484	5,013	15,914	21,681

Non-cash stock-based compensation (income) expense	(67)	135	842	564
Restructuring charges	5	261	857	261
China investigation costs	8	0	844	0
Direct acquisition costs	2	0	434	0
Unrealized gain on foreign exchange contracts	(101)	0	(243)	0
Gain on sale of investment	(59)	0	(59)	0
Fire related gain	0	0	0	(277)
Adjusted EBITDA from continuing operations	$5,272	$5,409	$18,589	$22,229

Note Regarding Use of Non-GAAP Financial Measurements

The financial data contained in this press release includes certain non-GAAP financial measures as defined by the Securities and Exchange Commission (“SEC”), including “EBITDA” and “Adjusted EBITDA”.  The Company is presenting EBITDA and Adjusted EBITDA because it believes that it provides useful information to investors about SLI, its business and its financial condition. The Company defines EBITDA as net income from continuing operations before the effects of interest income, interest expense, income taxes, depreciation and amortization, and the amortization of deferred financing costs. The Company defines Adjusted EBITDA as EBITDA before the effects of certain items, including the China investigation costs, non-cash stock-based compensation expense, restructuring charges, direct acquisition costs, unrealized gain on foreign exchange contracts, gain on investment and fire related gains. The Company believes EBITDA and Adjusted EBITDA are useful to investors because they are key measures used by the Company's Board of Directors and management to evaluate its business, including internal management reporting, budgeting and forecasting processes, in comparing operating results across the business, as an internal profitability measure, as a component in evaluating the ability and the desirability of making capital expenditures and significant acquisitions, and as an element in determining executive compensation.

However, EBITDA and Adjusted EBITDA are not measures of financial performance under generally accepted accounting principles in the United States of America (“GAAP”), and the items excluded from EBITDA and Adjusted EBITDA are significant components in understanding and assessing financial performance. Therefore, EBITDA and Adjusted EBITDA should not be considered a substitute for net income (loss) or cash flows from operating, investing, or financing activities. Because EBITDA and Adjusted EBITDA are calculated before recurring cash items, including interest income, interest expense, and income taxes, and is not adjusted for capital expenditures or other recurring cash requirements of the business, it should not be considered as a measure of discretionary cash available to invest in the growth of the business. There are a number of material limitations to the use of EBITDA and Adjusted EBITDA as an analytical tool, including the following:

•	EBITDA and Adjusted EBITDA do not reflect the Company's interest income and interest expense;
•	EBITDA and Adjusted EBITDA do not reflect the Company's income tax expense or the cash requirements to pay its income taxes;
•
Although depreciation and amortization are non-cash expenses in the period recorded, the assets being depreciated and amortized may have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect the cash requirements for such replacement;

•	EBITDA and Adjusted EBITDA do not include discontinued operations.
•	Adjusted EBITDA does not include non-cash charges for stock-based compensation.
•	Adjusted EBITDA does not include restructuring charges.
•	Adjusted EBITDA does not include investigation and acquisition costs.
•	Adjusted EBITDA does not include gain, realized or unrealized on foreign exchange contracts and sale of investments.

The Company compensates for these limitations by relying primarily on its GAAP financial measures and by using EBITDA and Adjusted EBITDA only as supplemental information. The Company believes that consideration of EBITDA and Adjusted EBITDA, together with a careful review of its GAAP financial measures, is the most informed method of analyzing SLI.

The Company reconciles EBITDA and Adjusted EBITDA to net income from continuing operations, and that reconciliation is set forth above.  Because EBITDA and Adjusted EBITDA are not a measurement determined in accordance with GAAP and is susceptible to varying calculations, EBITDA and Adjusted EBITDA, as presented, may not be comparable to other similarly titled measures of other companies. Net sales and expenses are measured in accordance with the policies and procedures described in the Company's Annual Report on Form 10-K for the year ended December 31, 2012.

About SL Industries, Inc.

SL Industries, Inc., designs, manufactures and markets power electronics, motion control, power protection, power quality electromagnetic and specialized communication equipment that is used in a variety of medical, commercial and military aerospace, solar, computer, datacom, industrial, telecom, transportation, utility, rail and highway equipment applications.  For more information about SL Industries, Inc. and its products, please visit the Company’s web site at www.slindustries.com.

Forward-Looking Statements

This press release contains certain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that reflect SLI's current expectations and projections about its future results, performance, prospects, and opportunities. SLI has tried to identify these forward-looking statements by using words such as "may," "should," "expect," "hope," "anticipate," "believe," "intend," "plan," "estimate," and similar expressions. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause its actual results, performance, prospects, or opportunities in 2013 and beyond to differ materially from those expressed in, or implied by, these forward-looking statements. These factors include, without limitation: the effectiveness of the cost reduction initiatives undertaken by the Company, changes in demand for the Company's products, product mix, the timing of customer orders and deliveries, the impact of competitive products and pricing, constraints on supplies of critical components, excess or shortage of production capacity, difficulties encountered in the integration of acquired businesses and other risks discussed from time to time in the Company's Securities and Exchange Commission filings and reports.  In addition, such statements could be affected by general industry and market conditions and growth rates, and general domestic and international economic conditions. Although SLI believes that the expectations reflected in these forward-looking statements are reasonable and achievable, such statements involve significant risks and uncertainties, and no assurance can be given that the actual results will be consistent with these forward-looking statements. Except as otherwise required by Federal securities laws, SLI undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances, or any other reason.

Contact

SL Industries, Inc.
Louis J. Belardi
Chief Financial Officer

E-mail:  louis.belardi@slindustries.com
Phone:  856.727.1500  x5525